Exhibit 11

Dechert, LLP
200 Clarendon Street 27th Floor Boston, MA 02116-5021 +1 617 728 7100 Main +1 617 426 6567 Fax www.dechert.com
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May 30, 2006

Fidelity Income Fund
82 Devonshire Street
Boston, MA 02109

Re: Registration Statement on Form N-14

Ladies and Gentlemen:

We have acted as counsel to Fidelity Income Fund, a Massachusetts business trust (the "Trust"), in connection with the Trust's Registration Statement on Form N-14 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the transfer of all or substantially all the assets of the Spartan Government Income Fund, a series of the Fidelity Fixed-Income Trust ("Spartan Government Income"), and Fidelity Advisor Government Investment Fund, a series of Fidelity Advisor Series II ("Advisor Government Investment"), to Fidelity Government Income Fund, a series of the Trust ("Fidelity Government Income") (collectively, the "Funds"), in exchange for the issuance of shares of beneficial interest of Fidelity Government Income (the "Shares"), and the assumption of the liabilities of Spartan Government Income and Advisor Government Investment by Fidelity Government Income; pursuant to the proposed reorganizations as described in the Registration Statement and the forms of Agreements and Plans of Reorganization (the "Agreements") (i) by and between the Trust, on behalf of Fidelity Government Income, and Fidelity Fixed-Income Trust, on behalf of Spartan Government Income, and (ii) by and between the Trust, on behalf of Fidelity Government Income, and Fidelity Advisor Series II, on behalf of Advisor Government Investment, each such Agreement as filed with the Registration Statement.

In connection with the opinions set forth herein, you have provided to us originals, copies or facsimile transmissions of, and we have reviewed and relied upon, among other things, copies of the following: the Registration Statement; the Agreements; the Amended and Restated Declaration of Trust of the Trust dated April 18, 2001, as amended; and the By-Laws of the Trust dated June 17, 2004 (the "By-Laws"). In addition, we have reviewed and relied upon a Certificate issued by the Secretary of the Commonwealth of Massachusetts dated May 25, 2006 with respect to the Trust. We have assumed that the By-Laws have been duly adopted by the Trustees. We have also examined such documents and questions of law as we have concluded are necessary or appropriate for purposes of the opinions expressed below.

In rendering this opinion we have assumed, without independent verification, (i) the due authority of all individuals signing in representative capacities and the genuineness of signatures; (ii) the authenticity, completeness and continued effectiveness of all documents or copies furnished to us; (iii) that any resolutions provided have been duly adopted by the Funds' Boards of Trustees; (iv) that the facts contained in the instruments and certificates or statements of public officials; officers and representatives of each Fund on which we have relied for the purposes of this opinion are true and correct; and (v) that no amendments, agreements, resolutions or actions have been approved, executed or adopted which would limit, supersede or modify the items described above. Where documents are referred to in resolutions approved by the Boards of Trustees, or in the Registration Statement, we assume such documents are the same as in the most recent form provided to us, whether as an exhibit to the Registration Statement or otherwise. When any opinion set forth below relates to the existence or standing of the Trust, such opinion is based entirely upon and is limited by the items referred to above, and we understand that the foregoing assumptions, limitations and qualifications are acceptable to you.

Based upon the foregoing, we are of the opinion that:

1. The Trust has been duly formed and is validly existing as a business trust under the laws of the Commonwealth of Massachusetts; and

2. the Shares registered under the Securities Act, when issued in accordance with the terms described in the Registration Statement and the Agreements, will be legally issued, fully paid and non-assessable by the Trust.

The opinions expressed herein are limited to the laws of the Commonwealth of Massachusetts and the federal securities laws of the United States. We express no opinion herein with respect to the effect or applicability of the law of any other jurisdiction. The opinions expressed herein are solely for your benefit and may not be relied on in any manner or for any purpose by any other person.

We express no opinion as to any other matter other than as expressly set forth above and no other opinion is intended or may be inferred herefrom. The opinions expressed herein are given as of the date hereof and we undertake no obligation and hereby disclaim any obligation to advise you of any change after the date of this opinion pertaining to any matter referred to herein. We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/Dechert LLP

Dechert LLP